Exhibit 19.1

MCGRATH RENTCORP

Insider Trading and Blackout Policy

(Amended and Restated on February 14, 2025)

This Insider Trading Policy provides guidelines to all personnel, including employees (both domestic and international), directors and officers of McGrath RentCorp and its subsidiaries (collectively, the “Company” or “McGrath”), or consultants to the Company who may come into possession of Material Non-Public Information (as defined in Section III, Item 4 below) with respect to the Company (a “Consultant”). The Company’s securities to which this policy applies include common stock, options to purchase common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants, convertible debentures and other debt securities. The Company’s securities also include derivative securities relating to the Company’s stock, even if not issued by the Company, such as exchange-traded options (e.g., puts and calls).

I.
POLICY

It is the policy of the Company to comply with all insider trading laws and regulations. Thus, no director, officer or other employee or consultant of the Company who is aware of Material Non-Public Information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a Rule 10b5-1 trading plan as described in Section III, Item 11 below), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends. These same restrictions in trading apply to the Company itself.

In addition, it is the policy of the Company that no employee, officer, director or consultant of the Company who, in the course of working for the Company, learns of Material Non-Public Information about a material customer or supplier, or a potential acquisition target of the Company, may trade in that company’s securities until the information becomes public or is no longer material. Further, as described below in Section III, Item 8, every employee, officer, director and Consultant are subjected to certain trading restrictions during a Blackout Period (as defined in Section III, Item 8 below).

II.
RESPONSIBILITY

Employees, officers, directors and Consultants may create, use or have access to Material Non-Public Information about the Company, or a material customer or supplier, or a potential acquisition target of the Company, that is not generally available to the investing public. Each such individual has an important ethical and legal obligation to maintain the confidentiality of such information and not to engage in any transactions in the Company’s securities or, if applicable, securities of such companies. Each such individual and the Company may be subject to severe civil and criminal penalties as a result of unauthorized disclosure of or trading in the Company’s securities or, if applicable, securities of such companies with which it does business while in possession of Material Non-Public Information. Each employee, officer, director, or

Exhibit 19.1

Consultant understands that the responsibility for determining whether he or she possesses Material Non-Public Information rests with such individual and that pre-approval of a transaction does not constitute legal advice or insulate such individual from liability under the securities laws.

The Company’s Board of Directors has designated the Chief Legal Officer or his or her designee as the person responsible for the administration of this Insider Trading Policy.

III.
GUIDELINES
1.
Prohibition.

Every employee, officer, director and Consultant is prohibited from:

(a)
buying, selling or shorting the Company’s securities while in possession of Material Non-Public Information or when subject to the Company’s Blackout Period;
(b)
communicating such information to third parties other than those who need to know such information in connection with doing business with or for the Company;
(c)
recommending the purchase or sale of the Company’s securities while in the possession of Material Non-Public Information or when subject to the Blackout Period;
(d)
gifting, even if bona fide, the Company’s securities during the Blackout Period, while in possession of Material Nonpublic Information or during event-specific blackout periods; and
(e)
assisting anyone engaged in any of the above activities.

This prohibition also applies to information about, and the securities of, material customers or suppliers of the Company, or a potential acquisition target of the Company. The policy also applies to any sale of stock as part of a broker-assisted cashless exercise of an equity award, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an equity award.

This Insider Trading Policy does not prohibit (i) the exercise of a Company equity award (i.e. stock option) for cash, (ii) the exercise of a tax withholding right pursuant to which an employee elects to have the Company withhold shares subject to an equity award to satisfy tax withholding requirements, or (iii)the exercise of a tax withholding right under which an employee elects to have the Company withhold shares in connection with the vesting of restricted stock to satisfy tax withholding requirements.

Lastly, this Insider Trading Policy does not prohibit transactions pursuant to a pre-cleared Rule 10b5-1 trading plan.

Exhibit 19.1

The policy has specific rules with respect to the Company’s Employee Stock Ownership and 401(k) Plan (“KSOP”), which are addressed below in Section III, Item 12.

Engaging in transactions in the Company’s securities that are otherwise necessary for personal reasons, such as personal financial commitments, are still prohibited if you possess Material Non-Public Information or when subject to a Blackout Period.

2.
Transactions By Family Members; Entities Controlled by You.

The prohibitions outlined in this Insider Trading Policy also apply to your family members who reside with you, including your spouse, minor children, anyone else living in your home, any family members who do not live in your home but whose transactions in Company securities or securities of the companies with which it does business are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities) and any entities under your control. The Company will hold you responsible for the conduct of these other persons or entities. Therefore, you should make them aware of the need to confer with you before they trade in the Company’s securities or, if applicable, securities of the companies with which it does business.

3.
Tipping Information to Others.

You may not disclose any Material Non-Public Information to others, including your family members, friends or social acquaintances. This prohibition applies whether or not you receive any benefit from the other person’s use of that information. The Securities and Exchange Commission (the “SEC”) has imposed large penalties even when the disclosing person did not profit from the trading. In addition to being considered a form of insider trading, tipping is a serious breach of corporate confidentiality. For this reason, you should be careful to avoid discussing sensitive information in any place where such information may be heard by others, including any activity on social media platforms.

4.
Material Non-Public Information.

Material Information. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to purchase, hold or sell the Company’s securities (e.g., information regarding a possible merger, acquisition or disposition involving the Company, the introduction of important products or major marketing changes). In addition, any information that could be expected to affect the stock price for the Company’s securities, whether it is positive or negative, should be considered material.

Non-public Information. Non-public information is any information that has not been disclosed to the investing public. Examples of non-public information may include: undisclosed facts that are the subject of rumors, even if the rumors are reported in the media; information available to a specific group of analysts or brokers; any information that has been entrusted to the Company on a confidential basis until a public announcement has been made and sufficient time has passed for the market to respond to the public announcement; or quarterly and monthly financial and operational performance data. Generally, disclosure by press release or in the

Exhibit 19.1

Company’s periodic reports filed with the SEC is necessary to make the information public. The Company’s trading window opens on the second business day after the Company has released information to the public, meaning you will need to allow at least two (2) full business day (that is, days on which national stock exchanges are open for trading) after public release of information, for the investing public to absorb and evaluate the information, before you trade in the Company’s securities.

Although it is not possible to list all types of material information, the following are a few examples of information that is particularly sensitive and should be treated as material:

• projections of future earnings or changes in estimates of earnings or sales	• major marketing changes
• increases or decreases in dividend payments	• unusual gains or losses in major operations or unexpected financial results
• stock splits or securities offerings	• public or private sales by the Company of a significant amount of securities
• possible material mergers, acquisitions, dispositions or joint ventures	• purchase or sale of a significant asset
• significant contracts and technology licenses	• significant labor dispute or major litigation
• material changes in management	• financial liquidity problems
• changes in auditors	• establishment of a repurchase program for the Company’s securities
• the introduction of important products or services	• repurchases of the Company’s securities, or announcements about possible future repurchases

When in doubt about whether particular non-public information is material, presume it is material, and consult the Chief Legal Officer or his or her designee.

In addition, the imposition of any blackout periods or restrictions or the denial of a request for pre-clearance of a particular trade pursuant to this Insider Trading Policy is, in itself, confidential that should be treated as Material and Non-Public Information. If you have any question as to whether particular information is material or non-public, you should not trade or

Exhibit 19.1

communicate the information to anyone without prior approval by the Chief Legal Officer or his or her designee.

5.
Inadvertent Disclosure.

If Material Non-Public Information is inadvertently disclosed by any employee, officer, director or Consultant to a person outside the Company who is not obligated to keep the information confidential, you should immediately report all the facts to the Chief Legal Officer or his or her designee so that the Company may take appropriate remedial action. As noted in the Company’s Fair Disclosure Policy, under SEC rules, the Company generally has only 24 hours after learning of an inadvertent disclosure of Material Non-Public Information to publicly disclose such information to comply with relevant regulations.

6.
Short-term, Speculative Transactions.

The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel when they engage in short-term or speculative securities transactions.

Company personnel are prohibited from buying any Company securities on the open market within six months before or after a sale of any Company stock on the open market. Company personnel are also not permitted to sell any Company securities on the open market within six months before or after a purchase of any Company stock on the open market. The profit generated by either of these examples would constitute “short-swing profits” and that is prohibited profit, subject to disgorgement to the Company, pursuant to SEC rules.

Company personnel are also prohibited from engaging in any of the following activities involving the Company’s securities:

(a)
short sales;
(b)
hedging transactions;
(c)
buying or selling puts or calls;
(d)
buying the Company’s securities on margin;
(e)
hold Company’s securities in a margin account, unless such account prohibits the trading of Company’s securities while in possession of Material Non-Public Information or when subject to the Company’s Blackout Period;
(f)
pledging transactions; and
(g)
engaging in derivative transactions relating to the Company’s securities (e.g., exchange traded options, etc.).

Exhibit 19.1

7.
Further Prohibition.

From time to time, the Company may determine that other types of transactions, or all transactions, by Company personnel in the Company’s securities shall be prohibited.

8.
Mandatory Blackout Periods for Officers, Directors and Employees.

Every employee, officer and director are subject to the mandatory blackout period restrictions described in this Section 8. Anyone with questions about the application of these provisions when considering a transaction involving the Company’s securities, should contact the Chief Legal Officer or his or her designee before undertaking the transaction and follow his or her instructions.

(a)
Quarterly Mandatory Blackout Period.

The release of earnings is a particularly sensitive period of time for transactions in the Company’s securities. Therefore, with respect to each fiscal quarter of the Company, a “Blackout Period” shall begin on the fifteenth (15th) calendar day of the last month of each fiscal quarter and extending through the second business day following the date of release of the Company’s quarterly or annual earnings results (the “Earnings Release Date”). If an employee, officer, or consultant’s employment, or a director’s services terminates during a Blackout Period, those individuals may not trade in the Company’s securities until that Blackout Period has ended. The Company will inform employees, officers, and directors of the anticipated date of public disclosure of each quarter’s financial results upon request.

Further, no employee, officer, director or Consultant may conduct transactions involving the purchase or sale of the Company’s securities during a Blackout Period; provided, however, that the trading restrictions in this sentence shall not apply to (i) the exercise of a Company stock option for cash, (ii) the exercise of a tax withholding right pursuant to which an employee elects to have the Company withhold shares subject to an option to satisfy tax withholding requirements, (iii) the exercise of a tax withholding right under which an employee elects to have the Company withhold shares in connection with the vesting of restricted stock to satisfy tax withholding requirements, or (iv) transactions pursuant to a Rule 10b-5 trading plan.

Section 16 Insiders (as defined below in Section III, Item 9), any other employee notified in writing that Section III, Item 9 applies to them, and employees with Material, Non-Public Information have restrictions on what actions they can take with respect to their KSOP during the Blackout Period. Those restrictions are detailed in Section III, Item 12 below; those KSOP Blackout Period restrictions do not apply to other employees or Consultants.

(b)
Event-Specific Blackout Periods.

From time to time, the Company may also determine, at the discretion of the Chief Legal Officer or his or her designee that directors, officers or some or all employees and Consultants must suspend all trading in Company securities because of developments known to the Company and not yet disclosed to the public. So long as the event remains material and nonpublic, individuals notified of the event-specific blackout may not trade in the Company’s securities.

Exhibit 19.1

The existence of an event-specific blackout will not be announced, other than to those who are aware of the event giving rise to the blackout. If, however, a person whose trades are subject to pre-clearance requests (as defined in Section III, Item 9 below) seeks permission to trade in the Company’s securities during the event-specific blackout, the Chief Legal Officer or his or her designee will inform the requester of the existence of the event-specific blackout, without disclosing the reason for the blackout. Any person made aware of the existence of the event-specific blackout should not disclose the existence of the blackout to any other person, as this information in itself should be treated as material and non-public.

(c)
Changes or Extensions of Blackout Periods.

From time to time, at the discretion of the Chief Legal Officer or his or her designee, or the Board of Directors of the Company (with the advice of the Company’s outside legal counsel if necessary), the Company may make temporary changes to a Blackout Period, including, without limitation, changes in time periods or extensions of any Blackout Period.

9.
Pre-clearance of Transactions by Section 16 Insiders and Certain Employees Notified in Writing.

Prior to any transaction involving the Company’s securities (including certain KSOP transactions, and the implementation of a Rule 10b5-1 trading plan), all Section 16 Insiders (defined as all (a) directors, (b) executive officers of the Company, including the chief executive officer, president, principal financial officer, principal accounting officer, or senior vice president, and (c) any vice president in charge of a principal business unit, division or function and any officer or employee who performs a policy-making function for the Company) and any other employee notified in writing that this section applies to them must receive approval from the Chief Legal Officer or his or her designee pursuant to the guidelines and procedures set forth in this Section. The Chief Legal Officer or his or her designee will make every effort to respond to requests for approval as quickly and expeditiously as possible. However, the Chief Legal Officer or his or her designee is under no obligation to approve a trade submitted for pre-clearance, and may determine not to permit the trade. If the Chief Legal Officer or his or her designee is unavailable for more than 24 hours, the Vice President of Human Resources or his or her designee may approve the transaction, as appropriate.

A request for pre-clearance should be submitted to the Chief Legal Officer or his or her designee in advance of the proposed transaction; provided, however, that a request relating to a Rule 10b5-1 trading plan should be submitted at least seven (7) business days in advance of the proposed establishment of such a plan. Follow the submission instructions set forth in the Request for Pre- Clearance Form attached hereto as Appendix A.

Any pre-clearance of a requested transaction shall be effective only from the time the pre- clearance is granted until the end of the day on the date that is five (5) full trading days after the pre- clearance is obtained, but regardless may not be executed within such time period if the individual seeking to complete the transaction subsequently acquires Material Non-Public Information during that time. If a pre-cleared transaction does not occur within such time period, then additional pre-clearance shall be required before the completion of such transaction, or any remaining incomplete portion of such transaction can occur.

Exhibit 19.1

10.
Others with Material Non-Public Information.

It should be noted that, even outside of the trading prohibition, any person possessing Material Non-Public Information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least one full trading day, whether or not the Company has recommended a suspension of trading to that person. Trading in the Company’s securities outside of a Blackout Period should not be considered a “safe harbor,” and all directors, officers and other employees should use good judgment at all times to make sure that their trades are not effected while they are in possession of Material Non-Public Information about the Company.

11.
Approved Trading Plans Pursuant to Rule 10b5-1.

Rule 10b5-1 is a rule established by the SEC that allows insiders of publicly traded companies to set up a trading plan for selling stocks they own based on a predetermined formula (i.e. a predetermined number of shares at a predetermined time).

Anyone who wishes to implement a Rule 10b5-1 trading plan must first pre-clear the plan with the Chief Legal Officer or his or her designee. As required by Rule 10b5-1, an insider may enter into a trading plan only when such insider is not in possession of Material Non-Public Information, in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1. In addition, an insider may not enter into a trading plan during a Blackout Period. Also, the Company, which may include its senior officers, may be aware of Material Non-Public Information (that the individual is unaware of) that may make it imprudent for the Chief Legal Officer or his or her designee to pre-clear the entry into a Rule 10b5-1 trading plan.

No insider may enter into more than one Rule 10b5-1 trading plan at a time. In additional, all Rule 10b5-1 trading plans must meet the requirements of Rule 10b5-1, including the documentation of the appropriate cooling off period between entry into the plan and any trades under the plan, before they will be pre-cleared. Transactions effected pursuant to a pre-cleared Rule 10b5-1 trading plan will not require further pre-clearance at the time of the transaction if the plan meets the requirements of Rule 10b5-1.

Each insider understands that the pre-clearance or adoption of a pre-planned selling plan in no way reduces or eliminates such person’s obligations under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s disclosure and short-swing trading liabilities thereunder. If any questions arise, such person should consult with their own counsel in designing a trading program.

12.
KSOP Transactions.

This Insider Trading Policy does not apply to purchases of Company stock in the KSOP resulting from (a) an employee’s periodic contribution of money to the plan pursuant to payroll deduction elections and (b) an employee’s preexisting decision to automatically reinvest dividends into the MGRC Unitized Stock Fund or similar stock fund consisting solely of holdings of Company stock.

Exhibit 19.1

Certain KSOP transactions are restricted for Section 16 Insiders, any other employee notified in writing that Section III, Item 9 applies to them, and employees with Material Non-Public Information. Specifically, during the Blackout Period, Section 16 Insiders, any other employee notified in writing that Section III, Item 9 applies to them, and employees with Material Non-Public Information may not: (i) change the percentage of periodic contributions that will be allocated to the Company stock fund; (ii) change the decision to automatically reinvest dividends in the KSOP; (iii) make an intra-plan transfer from an existing account balance into or out of the Company stock fund; (iv) make a withdrawal out of the Company stock fund; (v) borrow money against their KSOP account if the loan will result in a liquidation of some or all of the Company stock fund balance; or (vi) pre-pay a plan loan if pre-payment will result in allocation of loan proceeds to the Company stock fund. In addition, all Section 16 Insiders and any other employee notified in writing that Section III, Item 9 applies to them, must receive Pre-clearance before he/she: (i) changes the percentage of periodic contributions that will be allocated to the Company stock fund; (ii) changes the decision to automatically reinvest dividends in the KSOP; (iii) makes an intra-plan transfer from an existing account balance into or out of the Company stock fund; (iv) makes a withdrawal out of the Company stock fund; (v) borrows money against their KSOP account if the loan will result in a liquidation of some or all of the Company stock fund balance; or (vi) pre-pays a plan loan if pre-payment will result in allocation of loan proceeds to the Company stock fund.

13.
Confidentiality Guidelines.

To provide more effective protection against the inadvertent disclosure of Material Non-Public Information about the Company or other specified companies, the Company has adopted the following guidelines in addition to the prohibitions in Section III, Item 1 above. These guidelines are not intended to be exhaustive. Additional measures to secure the confidentiality of information should be undertaken as deemed necessary under the circumstances. If you have any doubt as to your responsibilities with respect to confidential information, please seek clarification and guidance from the Chief Legal Officer or his or her designee before you act. Do not try to resolve any uncertainties on your own.

The following guidelines establish procedures with which every employee, officer, director and Consultant should comply in order to maximize the security of confidential information:

(a)
Do not discuss any Company matter in public places, such as elevators, hallways, restrooms or eating facilities, where conversations might be overheard.
(b)
Use passwords to restrict access to the information on computers.
(c)
Limit access to particular physical areas where Material Non-Public Information is likely to be documented or discussed.
14.
Authorized Disclosure of Material Non-Public Information.

Under certain circumstances, the Chairman, the Chief Executive Officer, or the Chief Financial Officer may authorize the immediate release of Material Non-Public Information. If

Exhibit 19.1

disclosure is authorized, the form and content of all public disclosures shall be approved by the Chairman, the Chief Executive Officer, or the Chief Financial Officer (and Company legal counsel, as necessary), pursuant to the terms of the Company’s Fair Disclosure Policy.

In the case of Material Non-Public Information which is not disclosed, such information is not to be disclosed or discussed except on a strict “need-to-know” basis. All requests for information, comments, or interviews (other than routine product inquiries) made to any employee, officer, director or Consultant should be directed to the Chairman, the Chief Executive Officer, or the Chief Financial Officer, who will clear all proposed responses, which must be in compliance with the Company’s Fair Disclosure Policy. It is anticipated that most questions raised can be answered by the Chairman, the Chief Executive Officer, or the Chief Financial Officer or another Company representative to whom the Compliance Officer refers the request.

All employees, officers, directors and Consultants must comply with the Company’s Fair Disclosure Policy and should not respond to such requests directly, unless expressly instructed otherwise by the Chairman, the Chief Executive Officer, or the Chief Financial Officer. In particular, great care should be taken not to comment on the Company’s expected future financial results. If the Company wishes to give some direction to investors or securities professionals, it must do so only in compliance with the Company’s Fair Disclosure Policy. All communications with representatives of the media and securities analysts shall be directed to the Chairman, the Chief Executive Officer, or the Chief Financial Officer.

15.
Post-Termination Transactions.

This policy may continue to apply to your transactions in the Company’s securities even after you have terminated employment, ceased consulting services, or no longer provide services to the Company as a member of the Board of Directors of the Company. If you are in possession of Material Non-Public Information when your employment, directorship or consulting services terminate, you may not trade in Company securities or until that information has become public or is no longer material. In addition, a Section 16 Insider may continue to have Section 16 reporting obligations for a period of time after termination of employment or board services.

16.
Company Assistance.

If you have any questions about specific information or proposed transactions, or as to the applicability or interpretation of this Insider Trading Policy, the Blackout Periods, or the propriety of any desired action, you are encouraged to contact the Chief Legal Officer or his or her designee. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual director, employee or Consultant.

IV.
SECTION 16 COMPLIANCE PROGRAM

A Section 16 Insider is subject to the restrictions of this Section IV.

Pursuant to federal securities laws, compliance with the ownership, reporting and short-swing trading provisions of Section 16 of the Securities Exchange Act of 1934, as amended is the responsibility of each Section 16 Insider. However, in view of the complexity of the rules in

Exhibit 19.1

this area and in order to reduce the likelihood of unintentional reporting or trading violations, the Company has established the guidelines set forth in this Section IV to assist its Section 16 Insiders in meeting their Section 16(a) reporting responsibilities and to help avoid liability for Section 16(b) short-swing trading. These guidelines have been implemented by the Company for several reasons:

·
to provide a mechanism for reminding Section 16 Insiders of the risks of their reporting obligations and the risks of short-swing profit liability;
·
to assist Section 16 Insiders in complying on a timely basis with the often complex Section 16(a) reporting requirements; and
·
to minimize Section 16(a) reporting violations that must be disclosed in the Company’s proxy statement and Annual Report on Form 10-K.

As a Section 16 Insider, you must continue to comply with other federal securities laws in addition to Section 16 that apply to transactions in the Company’s securities. As a Section 16 Insider, you may be considered an “affiliate” of the Company. As an affiliate you must comply with all applicable requirements of Rule 144 before you sell Company securities. If you have any questions or need advice regarding the propriety, timing or other aspects of securities transactions, you should contact the Chief Legal Officer or his or her designee.

1.
Chief Legal Officer or Designee.

The Chief Legal Officer or his or her designee will assist you in the preparation and filing of your Section 16(a) reports, as well as to assist you with Section 16(b) issues. As previously noted, compliance with the Section 16 rules is your personal responsibility, and accordingly, you may prepare and file all required reports yourself. However, because most transactions you effect in the Company’s securities will require a filing of Form 4 within two (2) business days after the transaction occurs, the Company has implemented the following procedures to assist you.

Remember that under SEC rules, if you file reporting forms late or fail to file at all, the Company is required by law to disclose your name as a late filer in the Company’s Form 10-K as well as in the proxy statement. Other significant penalties may apply.

2.
Broker-Interface Procedure and Notification of Plan Administration.

For your own protection and compliance with SEC best practices, the Company advises that you and your broker sign the Broker Instruction/Representation attached hereto as Appendix B which imposes requirements on the broker handling your transaction in Company securities, including the following:

1. Not to enter any order (except for orders under pre-cleared Rule 10b5-1 trading plans) without: (a) first verifying with the Company that your transaction was pre-cleared; and (b) complying with the brokerage firm’s compliance procedures (e.g., Rule 144, including any requirements relating to the electronic filings of Form 144s).

Exhibit 19.1

2. To report immediately to the Company via: (a) telephone; and (b) in writing (via e-mail or fax) the details of every transaction involving Company securities, including gifts, transfers, pledges, and all transactions effected under Rule 10b5-1 trading plans.

We urge you to have your broker sign the Broker Instruction/Representation Form and return it to the Chief Legal Officer or his or her designee as soon as possible but no later than three (3) business days after you open your account with your broker, so that we can work out with your broker a coordinated procedure. Whether or not your broker signs the form, we remind you again that compliance with Section 16 rules is your responsibility.

In addition, the Company will require that the administrator or trustee of any 401(k), retirement or incentive compensation plan under which you hold or transact in the Company’s securities to report immediately to the Company any of your transactions in the plan involving Company securities.

The terms and conditions of the Broker Instruction/Representation may be amended from time to time at the Company’s discretion.

3.
Filing of Reports; Power of Attorney.

Upon receipt of the Request for Pre-Clearance Form attached hereto as Appendix A and the subsequent determination by the Chief Legal Officer or his or her designee that you may affect the transaction the Chief Legal Officer or his or her designee will have a Form 4 prepared and filed with the SEC on your behalf for the transaction.

If you would like to review the Form 4 in advance of its filing, please advise the Chief Legal Officer or his or her designee and a procedure will be arranged to fax or e-mail a draft to you for your immediate review. Remember that the Form 4 must be filed with the SEC within two (2) business days of the reportable transaction. Therefore, if you would like to review the Form 4 in advance of its filing, you will need to review it promptly and notify the Chief Legal Officer or his or her designee immediately of any changes that should be made to the form. If you do not contact the Chief Legal Officer or his or her designee in a timely fashion, we will be entitled to assume that you have approved the content of the Form 4 and the execution and filing of it on your behalf.

In addition, at the end of each fiscal year, the Chief Legal Officer or his or her designee will send you a Form 5 filing reminder, if required, which you should promptly complete, sign and return to the Chief Legal Officer or his or her designee. The Chief Legal Officer or his or her designee will then prepare a Form 5 on your behalf if a Form 5 is required. If you would like to review the Form 5 in advance of its filing, you will need to review it promptly and notify the Chief Legal Officer or his or her designee immediately of any changes that should be made to the form. If you do not contact the Chief Legal Officer or his or her designee in a timely fashion, we will be entitled to assume that you have approved the content of the Form 5 and the execution and filing of it on your behalf.

Exhibit 19.1

In order to enable the Company to prepare and file Forms 4 and 5 on a timely basis, it is imperative that you sign and return immediately (to the extent that you haven’t already) the Power of Attorney attached hereto as Appendix C.

While these guidelines and procedures are designed to assist Section 16 Insiders to comply with Section 16, the Company is aiding in the filing of Section 16 forms as a courtesy and you should recognize that it will remain your obligation to see that your filings are made timely and correctly, and that you do not engage in unlawful short swing transactions. You are responsible for Section 16 filings and will be liable for any delinquencies; the Company cannot and does not assume any legal responsibility in this regard.

4.
EDGAR Filing Codes.

In order to meet the short filing deadline and comply with the requirement that all Form 4s must be filed electronically, you will need to procure an EDGAR filing number if you do not already have one. To the extent that you have not already done so, please provide the Chief Legal Officer or his or her designee with your EDGAR CIK and CCC codes and passphrase. If you do not already have your personal EDGAR filing codes, please advise the Chief Legal Officer or his or her designee and EDGAR codes will be requested on your behalf.

5.
Website Posting of Section 16 Filings.

The Company will provide access to the Section 16 Insiders’ Form 3, 4 and 5 reports on its corporate website after they are filed with the SEC.

6.
Periodic Preventive Email Alerts/Reminders.

Because the risk of inadvertent Form 4 filing violations is so high and because public scrutiny has been heightened, the Company may send Section 16 Insiders periodic preventive reminders and alerts during the course of the year.

Exhibit 19.1

APPENDIX A

REQUEST FOR PRE-CLEARANCE

(Please allow 24 hours for the Company’s
review and response to requests for pre-clearance.)

To: The Chief Legal Officer or his or her designee

Proposed acquisitions or dispositions: (Include all purchases, sales, option exercises, gifts, etc.)
Owner (direct, or name of indirect owner)	Proposed Transaction Date (see below)	Proposed Transaction Code (see below)	Number of Shares to be Acquired	Number of Shares to be Disposed Of	Proposed Purchase or Sale Price (if known) (per unit)

	TRANSACTION		CODE:		TRANSACTION DATE:
(A)	Grant of Equity Award	(M)	Exercise of Equity Award	(1)	Brokerage transactions – trade date
(P)	Open Market or Private Purchase	(G)	Gift	(2)	Other purchases and sales – date on which firm commitment is made
(S)	Open Market or Private Sale	(U)	Tender of Shares	(3)	Option and SAR exercises – date of exercise
(J)	Other Acquisition or Disposition (specify - if KSOP change, note it)	(Q)	Transfer Pursuant to Divorce	(4)	Acquisition under bonus plan - date of grant
		(W)	Acquisition or Disposition by Will	(5)	Conversions – date of surrender of convertible security
				(6)	Gifts – date on which gift is made
				(7)	Option Grants – date of grant
				(8)	Option Exercises – date of exercise
				(9)	10b5-1 Trading Programs – date plan is submitted for approval
				(10)	KSOP - date of anticipated Plan change

Exhibit 19.1

By signing below, I hereby request approval to complete the transaction contemplated above and confirm that I am not in possession of Material Non-Public Information.

I acknowledge and agree that clearance of a transaction is valid only for a five (5) trading day period. If the transaction is not placed within that five (5) business day period, clearance of the transaction must be re-requested.

Date: Signature:

Email: Print Name:

Received	Approved
By:	By:
Date:	Date:
Form 4 Provided to Insider for Approval:	Form 4 Filed:
☐ Email ☐Telephonically ☐ Fax
By:	By:
Date:	Date:

Exhibit 19.1

APPENDIX B

BROKER INSTRUCTION/REPRESENTATION

TO: [Broker]

FROM: [Insider’s Name]

DATE:

RE: Pre-clearance Procedure for All Transactions Involving Company Stock

In order to comply with the two-day filing requirement for officers and directors subject to Section 16 of the Securities Exchange Act of 1934, McGrath RentCorp (the “Company”) has instituted compliance procedures which request that you sign this form and immediately return it to the Company.

1. I authorize the Company and you, my securities broker, to implement procedures for reporting to the Company all of my transactions involving Company securities, including transfers such as gifts, and other changes in beneficial ownership.

2. Prior to executing any instruction from me (other than pursuant to a Rule 10b5-1 trading plan that has been pre-cleared by the Company) involving Company securities, you are hereby instructed to, and you agree that you will, verify with the Company that my proposed order or instruction has been pre-cleared by the Chief Legal Officer or his or her designee). You also agree to adhere to your brokerage firm’s Rule 144 procedures and all other relevant compliance procedures.

3. Immediately upon execution of any transaction or instruction involving Company stock (including Rule 10b5-1 trading plan transactions), you are hereby instructed, and you agree, to provide all the details of the transaction to the Company, both:

(a) by telephone; and

(b) in writing (by fax or e-mail).

The undersigned agrees to comply with all the above procedures.

By:
(Insider)
By:
(Broker)

Date:
Brokerage Firm Name:	Please immediately sign, fax and mail this form to the attention of the Chief Legal Officer or his or her designee:
Address:
Phone:
e-Mail:	Phone: (925) 606-9200
Fax No.:	Fax: (925) 453-3333
Mail: McGrath RentCorp 5700 Las Positas Road

By:
(Branch Manager)

Print Name:
Date:

Exhibit 19.1

APPENDIX C

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Gilda Malek, Tara Wescott and David Whitney, each acting individually, as the undersigned’s true and lawful attorney-in- fact, with full power and authority as hereinafter described, to:

1. prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of McGrath RentCorp (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the “Exchange Act”);

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

3. seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. The undersigned further acknowledges and agrees that the attorneys-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorneys-in- fact and the Company are not responsible

Exhibit 19.1

for any errors or omissions in such filings. The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _______________ day of 20___.

Signature:

Print Name: